Exhibit 99.1

Kaiser Aluminum Announces New Strategic Roles for Key Executives

FOOTHILL RANCH, Calif., June 4, 2014 - Kaiser Aluminum Corporation (NASDAQ:KALU) today announced the promotions of Peter S. Bunin to Executive Vice President - Strategy and Keith A. Harvey to Executive Vice President - Fabricated Products.

Mr. Bunin, who previously served as Senior Vice President‒Operations, in his new role will focus on identifying and developing new initiatives and innovations to achieve breakthroughs in conversion cost, quality, capacity and capability. Along with the Company’s Senior Vice President‒Corporate Development, he will also play a central role in identifying, evaluating and implementing value creating acquisition initiatives.

Mr. Harvey, who previously served as Senior Vice President‒Sales and Marketing for Aerospace and General Engineering, in his new role will have full responsibility for the sales, marketing, manufacturing and advanced engineering functions of the Company’s Fabricated Products business. His focus will be on leadership and execution to fully realize the considerable potential for continued growth in Fabricated Products.

“Over the past decade Pete and Keith have been instrumental in the transformation and growth of our Company to a position of industry leadership,” said Jack A. Hockema, President, CEO and Chairman. “We have executed on a solid and consistent strategy in our chosen end markets. We have built a platform of world-class facilities and have made significant capital investments to expand capacity, enhance product quality and further strengthen our manufacturing efficiency.
Both of these executives will play a vital role leading Kaiser Aluminum into the future. I am excited to work with Pete and Keith in their new roles as we continue to realize the full potential of our existing platform and establish the strategic path forward for longer term profitability and continued success for Kaiser Aluminum,” concluded Mr. Hockema.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company's North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of the culture since the Company was founded in 1946. The Company's stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company's website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC's website at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company's annual stockholders' meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Forward-Looking Statements

This press release contains statements based on management's current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) the Company’s ability to identify and develop new initiatives and innovations which achieve breakthroughs in conversion cost, quality, capacity and capability; (b) the Company’s ability to identify and implement value creating acquisition initiatives; (c) the Company’s ability to realize continued growth in Fabricated Products; (d) the Company’s ability to expand capacity, enhance product quality, strengthen manufacturing efficiency, realize the potential of the Company’s existing platform and establish the strategic path forward for longer term profitability; (e) material adverse changes in economic or industry conditions generally, including global financial markets; (f) changes in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets, including changes impacting the volume, price or mix of products sold by the Company and the Company's ability to flex production consistent with changing demand levels; and (g) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2013.

Investor Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757

Public Relations Contact:
Dave Quast
FTI Consulting
(213) 452-6348